Exhibit 21

Subsidiaries of

Alliance Data Systems Corporation

A Delaware Corporation

(as of December 31, 2020)

Subsidiary	Jurisdiction of Organization	Other Business Names
ADI Crown Helix Limited	Jersey	None
ADS Alliance Data Systems, Inc.	Delaware	None
ADS Apollo Holdings B.V.	Netherlands	None
ADS Card Services Foreign Holdings B.V.	Netherlands	None
ADS Foreign Holdings, Inc.	Delaware	None
ADS Reinsurance Ltd.	Bermuda	None
ADS Sky Oak LLC	Delaware	None
ALLDATA Card Services India LLP	India	None
Alliance Data Foreign Holdings, Inc.	Delaware	None
Alliance Data International LLC	Delaware	None
Alliance Data Lux Financing S.àr.l.	Luxembourg	None
Alliance Data Lux Holdings S.àr.l.	Luxembourg	None
Brand Loyalty Americas BV	Netherlands	None
Brand Loyalty Asia BV	Netherlands	None
Brand Loyalty Australia Pty. Ltd.	Australia	None
Brand Loyalty Brasil Marketing de Promocoes LTDA	Brazil	None
Brand Loyalty BV	Netherlands	Brand Loyalty Ventures
Brand Loyalty Benelux
Brand Loyalty Spain
Brand Loyalty Hungary
Brand Loyalty Austria
Brand Loyalty France
Brand Loyalty Poland
Brand Loyalty Turkey
Brand Loyalty EMEA
Brand Loyalty Canada Corp.	Nova Scotia, Canada	BrandLoyalty
Brand Loyalty Canada Holding B.V.	Netherlands	None
Brand Loyalty Development B.V.	Netherlands	None
Brand Loyalty Europe BV	Netherlands	None
Brand Loyalty France Sarl	France	None
Brand Loyalty Germany GmbH	Germany	None
Brand Loyalty Group B.V.	Netherlands	None
Brand Loyalty Holding BV	Netherlands	None
Brand Loyalty International BV	Netherlands	None
Brand Loyalty Italia S.p.A	Italy	None
Brand Loyalty Japan KK	Japan	None
Brand Loyalty Korea Co. Ltd.	South Korea	None
Brand Loyalty Limited (HK)	Hong Kong	None
Brand Loyalty OOO	Russia	None
Brand Loyalty Russia BV	Netherlands	None
Brand Loyalty Sourcing Americas Holding B.V.	Netherlands	None
Brand Loyalty Sourcing Asia Ltd	Hong Kong	None
Brand Loyalty Sourcing BV	Netherlands	Brand Loyalty Sourcing

Brand Loyalty Sourcing USA Inc.	Delaware	None
Brand Loyalty Special Promotions BV	Netherlands	None
Brand Loyalty Switzerland GmbH	Switzerland	None
Brand Loyalty Trading (Shanghai) Co. Ltd	China	None
Brand Loyalty UK Ltd	England	None
Brand Loyalty USA Holding BV	Netherlands	None
Brand Loyalty USA Inc.	Delaware	None
Brand Loyalty Worldwide GmbH	Switzerland	None
ClickGreener Inc.	Nova Scotia, Canada	None
Comenity LLC	Delaware	None
Comenity Bank	Delaware	None
Comenity Canada L.P.	Ontario, Canada	Comenity Canada
Comenity Capital Bank	Utah	None
Comenity Capital Credit Company, LLC	Delaware	None
Comenity Operating Co., LLC	Delaware	None
Comenity Servicing LLC	Texas	None
Edison International Concept & Agencies BV	Netherlands	BrandLoyalty Naarden
IceMobile Agency BV	Netherlands	IceMobile
Lon Administration LLC	Delaware	None
Lon Holdings LLC	Delaware	None
Lon Inc.	Delaware	Bread
Lon Operations LLC	Delaware	Bread
Bread Operations
LoyaltyOne, Co.	Nova Scotia, Canada	AIR MILES
airmilesshops.ca
AIR MILES Corporate Incentives
AIR MILES For Business
AIR MILES Incentives
AIR MILES My Planet
AIR MILES Reward Program
Alliance Data
Alliance Data Loyalty Services
GIFTED by AIR MILES
Loyalty And Marketing Services
LoyaltyOne
Loyalty Services
My Planet
Squareknot
Zero Gravity Labs
LoyaltyOne Travel Services Co.	Nova Scotia, Canada	AIR MILES Travel Services
Max Holding B.V.	Netherlands	None
Merison Groep B.V.	Netherlands	None
Merison Retail B.V.	Netherlands	Merison
Merison UK Ltd	United Kingdom	None
Rhombus Investments L.P.	Bermuda	None
WFC Card Services Holdings Inc.	Ontario, Canada	None
WFN Credit Company, LLC	Delaware	None
World Financial Capital Credit Company, LLC	Delaware	None
World Licenses BV	Netherlands	None